  Exhibit No. 10(xix) Consultant Agreement dated October 23, 1997 between Mid
          America Federal Savings Bank and Nicholas J. DiLorenzo, Sr.

                          NICHOLAS J. DILORENZO, SR.
                             CONSULTANT AGREEMENT
                             --------------------


     This Consultant Agreement made October 23, 1997 between Nicholas J. DiLorenzo, Sr., of 3607 Shakespeare Lane, City of Naperville, County of DuPage, State of Illinois, herein referred to as Consultant, and MidAmerica Federal Savings Bank, a corporation whose principal place of business is located at 55th & Holmes, Clarendon Hills, State of Illinois, hereinafter referred to as Employer.

     The parties stipulate and recite that:

     A. Nicholas J. DiLorenzo, Sr., has been connected with the corporation as a Senior Vice President since November 28, 1960.

     B. Due to retirement, Nicholas J. DiLorenzo, Sr., resigned from the Employer on October 23, 1987.

     C. Employer is desirous of employing Nicholas J. DiLorenzo, Sr., based on his extensive experience in the field of land acquisition and development construction, and based on his knowledge of the savings and loan industry.

     For the reasons recited above, and in consideration of the mutual covenants contained within this Agreement, Employer and Consultant agree as follows:


                                  SECTION ONE

                              TERM OF EMPLOYMENT
                              ------------------


     MidAmerica Federal Savings Bank hereby retains Nicholas J. DiLorenzo, Sr., as a Consultant and Nicholas J. DiLorenzo, Sr., accepts such position with MidAmerica for a term ending October 31, 1998.

     Either party may cancel this Agreement on sixty days notice to the other

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party in writing by certified mail or personal delivery.

     Furthermore, this Consultant Agreement shall cease upon the death of the Consultant.

                                  SECTION TWO

                             DUTIES OF CONSULTANT
                             --------------------

     The Consultant will render advisory and consulting services during the term of this contract, and will give MidAmerica the benefit of his special knowledge, skill, contacts and business experience in the fields of land development and the savings and loan industry. Consultant shall respond to reasonable requests for advice and consultation on matters connected with land and development construction during regular business hours.

                                 SECTION THREE

                                    SALARY
                                    ------

     For his services as a Consultant, Consultant shall be paid compensation at the rate of Forty Thousand and No/100 Dollars ($40,000.00) per year, in equal bi-monthly installments commencing November 1, 1997. Consultant shall be reimbursed by Employer for Consultant's out-of-pocket expenses incurred in rendering such services. MidAmerica will provide Consultant with and will cover expenses for secretarial services and a car for business purposes.

                                 SECTION FOUR

                            PRACTICE BY CONSULTANT
                            ----------------------

     Consultant may engage in the practice of advising MidAmerica Federal Savings Bank and MidAmerica Developments in any capacity, except that Consultant may not represent in such capacity, any of the clients of Employer, or the clients of an assignee of this contract, who are such clients at that time. Consultant shall not provide consulting services to any persons, individuals, partnerships, corporations, or other entities, including clients of the Employer, and said Consultant shall not become an employee, officer or director of another person, individual, partnership, corporation, or other entity unless consent is granted in writing by Employer.

     Provided that the company is not in default hereof, the employee covenants and agrees that he will not during the term which he is entitled to receive compensation hereunder, engage directly or indirectly in any business (other than that of the company) which is competitive with that business in which the company is now engaged.

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                                 SECTION FIVE

                                  ASSIGNMENT
                                  ----------

     Employer's rights under this contract may be assigned by it to any firm engaged in financial services or real estate development which Employer may form or which succeeds Employer in its business. Upon such assignment, the assignee shall assume and perform all the Employer's obligations under this contract.

                                  SECTION SIX

                            INDEPENDENT CONTRACTOR
                            ----------------------

     Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Accordingly, the Consultant shall be responsible for payment of all taxes, including Federal, State Income Tax, Social Security Tax, Unemployment Insurance Taxes and any other taxes or business license fees as required.

                                 SECTION SEVEN

                           CONFIDENTIAL INFORMATION
                           ------------------------

     The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

     In witness whereof, the parties have executed this Agreement at Clarendon Hills, Illinois on October 23, 1997.


/s/ Nicholas J. DiLorenzo, Sr.
--------------------------------------
Nicholas J. DiLorenzo, Sr., Consultant


/s/ Kenneth Koranda
--------------------------------------
Kenneth Koranda, President
MidAmerica Federal Savings Bank

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